Calculation of Filing Fee Tables
S-4
ConnectOne Bancorp, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	Other	12,000,000		$ 329,855,061.13	0.0001531	$ 50,500.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 329,855,061.13		$ 50,500.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 50,500.81
Offering Note
[1]	(a) The amount registered represents the maximum number of shares of ConnectOne Bancorp, Inc. common stock which could be issued in the merger with The First of Long Island Corporation ("FLIC") based upon the fixed exchange ratio set forth in the Agreement and Plan of Merger dated as of September 4, 2024. (b) The registration fee is calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"). (c) The maximum aggregate offering price is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum offering price of ConnectOne common stock is calculated based upon the market value of shares of FLIC common stock (the securities to be canceled or assumed in the merger) in accordance with Rule 457(c) and is equal to (a) the product of (i) $14.225, the average of the high and low prices of the FLIC common stock as reported on the Nasdaq Capital Market on December 6, 2024 multiplied by (ii) 23,188,405, the estimated maximum number of shares of FLIC common stock to be exchanged for merger consideration.